EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2011 Fourth Quarter and Full Year Financial Results

ELGIN, Ill., Feb. 22, 2012 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers, today announced results for the fourth quarter of 2011 and the full fiscal year, which ended December 31, 2011.

Fourth quarter highlights include:

  Sales increased 52.4%, to $54.9 million, compared to $36.0 million in the fourth quarter of fiscal 2010.

  Loss per share was $0.01 in the fourth quarter of fiscal 2011 compared to basic and diluted earnings per share of $0.07 in the fourth quarter of fiscal 2010.

  Our Environmental Services (ES) segment includes parts cleaning, containerized waste, and vacuum services. During the fourth quarter, ES sales increased $4.7 million, or 14.1% compared to the fourth quarter of 2010.

  Same-branch sales for our ES segment increased 9.7% for the quarter, measured for the 62 branches that were in operation throughout both the fourth quarters of 2011 and 2010.

  Average sales per working day in our ES segment was approximately $495,000, compared to $440,000 in the fourth quarter of fiscal 2010 and compared to $475,000 in the third quarter of fiscal 2011.

  Our Oil Business (OB) segment includes used oil collection and re-refining activities. During the fourth quarter, OB sales increased $14.2 million, or 542%, compared to the fourth quarter of fiscal 2010, reflecting sales of intermediate products and by-products from our used oil re-refinery in Indianapolis.

Fiscal year 2011 highlights include:

  Sales for fiscal 2011 increased 36.3% to $152.9 million, compared to $112.1 million in fiscal 2010.

  During fiscal 2011, ES sales increased $15.3 million, or 14.7% when compared to fiscal 2010.

  Same-branch sales for our ES segment increased 12.6% for fiscal 2011, measured for the 62 branches that were in operation throughout both fiscal 2011 and 2010.

  Average sales per working day for our ES segment was approximately $470,000, compared to $410,000 in fiscal 2010.

  During fiscal 2011, OB sales increased $25.4 million, or 322%.

  Earnings per share (basic and diluted) for fiscal 2011 was $0.10 compared to $0.26 in fiscal 2010. The weighted average shares outstanding (basic) in fiscal 2011 was 14.3 million compared to 12.6 million in fiscal 2010. The increase in shares was due to our June 2010 offering.

  We continued to expand our customer base, counting 58,000 active customer locations at the end of 2011, compared to 44,000 one year ago.

The Company's Founder, President and Chief Executive Officer, Joe Chalhoub, commented, "During the fourth quarter we took a major step in the transformation of Heritage-Crystal Clean. We were able to complete the construction of the re-refinery during the quarter, and ahead of our original schedule. While we continue to work through the startup phase of the re-refinery, we are proud of this accomplishment, and we are confident of our ability to capitalize on our experience in operating this type of facility.

Chalhoub added: "Our Oil Business results for the fourth quarter reflect the production and sales of intermediate products, and not the more valuable base lube oil that we are now beginning to produce. During the fourth quarter, our plant construction activity also led to higher costs and reduced production volumes in the OB segment. We also increased the pace of our expansion with respect to used oil collection. While earnings for the quarter were negatively impacted, in part, by additional expenses in the Oil Business segment, these investments will lay the foundation for improved results."

Mr. Greg Ray, Chief Operating Officer stated, "2011 represented another record year for Heritage-Crystal Clean. We were able to generate top-line growth in both of our business segments which together produced our first year with revenues in excess of $150 million. Our growth in same-branch sales and average sales per working day in the Environmental Services segment for both the quarter and the year speak to the strength of our traditional business. As anticipated, Profit before Corporate SG&A in our Environmental Services segment was negatively impacted by increases in fuel and raw material costs, and also by our share of costs related to the cleanup of ESI - a company where we previously sent some waste to be recycled."

Ray added: "We added more than 60 used oil collection trucks during 2011. Typically, the new trucks are less productive, and take time to achieve reasonable route density. We expect to add trucks at an even faster pace during 2012, enabling us to further increase our used oil collection volumes." Ray also noted: "During 2011, we were able to deduct (for tax purposes) most of our capital expenditures, which resulted in more than $15 million of tax loss carryforwards available to us in the future to offset Federal income taxes which would otherwise be payable."

Safe Harbor Statement

All references to the "Company," "we," "our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: the used oil re-refinery does not perform as anticipated; we are unable to generate sufficient funds to support our used oil re-refinery; we do not realize the anticipated benefits from our acquisition of the Warrior Group; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on March 4, 2011 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 67 branches serving over 58,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Thursday February 23, 2012 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	December 31, 2011	January 1, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$ 2,186	$ 21,757
Accounts receivable - net	17,047	13,478
Income tax receivables - current	1,040	27
Inventory - net	21,260	11,647
Deferred income taxes	986	731
Other current assets	1,955	2,154
Total Current Assets	44,474	49,794
Property, plant and equipment - net	66,690	22,049
Equipment at customers - net	16,408	15,002
Goodwill	1,761	—
Software and intangible assets - net	4,469	2,727
Deferred income taxes - noncurrent	18,360	—
Income tax receivables - noncurrent	254	—
Total Assets	$ 152,416	$ 89,572

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 21,266	$ 10,058
Accrued salaries, wages, and benefits	2,930	2,242
Taxes payable	1,121	913
Current maturities of long-term debt	1,053	—
Other accrued expenses	3,589	1,139
Total Current Liabilities	29,959	14,352
Term Loan	19,500	—
Long-term debt, less current maturities	1,338	—
Deferred income taxes	23,066	1,676
Total Liabilities	$ 73,863	$ 16,028

STOCKHOLDERS' EQUITY:

Common stock - 22,000,000 shares authorized at $0.01 par value, 14,448,331 and 14,220,321 shares issued and outstanding at December 31, 2011 and January 1, 2011, respectively	144	142
Additional paid-in capital	73,065	69,532
Retained earnings	5,344	3,870
Total Stockholders' Equity	78,553	73,544
Total Liabilities and Stockholders' Equity	$ 152,416	$ 89,572

Heritage-Crystal Clean, Inc.
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Fourth Quarter Ended,		For the Fiscal Years Ended,
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Sales	$ 54,907	$ 36,039	$ 152,858	$ 112,118
Operating expenses --
Operating costs	46,562	27,435	124,000	83,773
Selling, general and administrative expenses	6,473	5,533	20,715	18,035
Depreciation and amortization	2,124	1,468	5,657	4,629
Loss (gain) on the disposal of fixed assets	1	—	(10)	39
Operating income (loss)	(253)	1,603	2,496	5,642
Interest expense - net	14	—	37	—
Income (loss) before income taxes	(267)	1,603	2,459	5,642
Provision for income taxes	(76)	652	985	2,371
Net income (loss)	$ (191)	$ 951	$ 1,474	$ 3,271

Net income (loss) per share: basic	$ (0.01)	$ 0.07	$ 0.10	$ 0.26
Net income (loss) per share: diluted	$ (0.01)	$ 0.07	$ 0.10	$ 0.26

Number of weighted average shares outstanding: basic	14,357	14,219	14,313	12,645
Number of weighted average shares outstanding: diluted	14,790	14,295	14,710	12,704

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

	Fourth Quarter Ended, December 31, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 38,130	$ 16,777	$ —	$ 54,907
Operating expenses --
Operating costs	29,409	17,153		46,562
Operating depreciation and amortization	1,347	588		1,935
Profit (loss) before corporate selling, general and administrative expenses	7,374	(964)	—	6,410
Selling, general and administrative expenses	—	—	6,473	6,473
Depreciation and amortization from selling, general and administrative expenses	—	—	189	189
Total selling, general and administrative expenses			6,663	6,663
Other expense (income)	—	—	—	—
Operating income (loss)				(253)
Interest expense - net	—	—	14	14
Income (loss) before income taxes				(267)
Provision for income taxes	—	—	(76)	(76)
Net income (loss)				$ (191)

	Fourth Quarter Ended, January 1, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 33,427	$ 2,612	$ —	$ 36,039
Operating expenses --
Operating costs	24,013	3,422	—	27,435
Operating depreciation and amortization	1,259	14	—	1,273
Profit (loss) before corporate selling, general and administrative expenses	8,155	(824)	—	7,331
Selling, general and administrative expenses	—	—	5,533	5,533
Depreciation and amortization from selling, general and administrative expenses	—	—	195	195
Total selling, general and administrative expenses			5,728	5,728
Other expense (income)	—	—	—	—
Operating income				1,603
Interest expense - net	—	—	—	—
Income before income taxes				1,603
Provision for income taxes	—	—	652	652
Net income				$ 951

	For the Fiscal Year Ended, December 31, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 119,512	$ 33,346	$ —	$ 152,858
Operating expenses --
Operating costs	90,751	33,249	—	124,000
Operating depreciation and amortization	4,218	805	—	5,023
Profit (loss) before corporate selling, general and administrative expenses	24,543	(708)		23,835
Selling, general and administrative expenses	—	—	20,715	20,715
Depreciation and amortization from selling, general and administrative expenses	—	—	634	634
Total selling, general and administrative expenses			21,350	21,350
Other expense (income)	—	—	(10)	(10)
Operating income				2,496
Interest expense - net	—	—	37	37
Income before income taxes				2,459
Provision for income taxes	—	—	985	985
Net income				$ 1,474

	For the Fiscal Year Ended, January 1, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 104,220	$ 7,898	$ —	$ 112,118
Operating expenses --
Operating costs	73,987	9,786	—	83,773
Operating depreciation and amortization	3,945	41	—	3,986
Profit (loss) before corporate selling, general and administrative expenses	26,288	(1,929)		24,359
Selling, general and administrative expenses			18,035	18,035
Depreciation and amortization from selling, general and administrative expenses			643	643
Total selling, general and administrative expenses			18,678	18,678
Other expense (income)			39	39
Operating income				5,642
Interest expense - net				—
Income before income taxes				5,642
Provision for income taxes			2,371	2,371
Net income				$ 3,271

Total assets by segment as of December 31, 2011 and January 1, 2011 were as follows (in thousands):

	December 31, 2011	January 1, 2011
Total Assets:
Environmental Services	$ 32,208	$ 26,498
Oil Business	67,008	13,261
Unallocated Corporate Assets	53,200	49,813
Total	$ 152,416	$ 89,572

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, and inventories allocated to each segment. Oil Business assets include the preliminary fair values of assets acquired from the Warrior Group and Crystal Flash Acquisition, including goodwill. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash, accounts receivable, and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	Fourth Quarter Ended, (Dollars in Thousands)		For the Fiscal Years Ended, (Dollars in Thousands)

	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Net income (loss)	$ (191)	$ 951	$ 1,474	$ 3,271

Interest expense - net	14	—	37	—

Provision for income taxes	(76)	652	985	2,371

Depreciation and amortization	2,124	1,468	5,657	4,629

EBITDA(a)	$ 1,871	$ 3,071	$ 8,153	$ 10,271

(a) EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670